SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         | |      Preliminary proxy statement
         |X|      Definitive proxy statement
         | |      Definitive additional materials
         | |      Soliciting material pursuant to Rule 14a-11(c) or
                  Rule 14(a)-12


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                            STEEL PARTNERS COMMITTEE
--------------------------------------------------------------------------------
                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

         / /      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                  14a-6(j)(2).

         /X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)      Title  of  each  class  of  securities  to  which  transaction applies:
--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

--------
   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

    /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)    Amount previously paid:

                                    $500
--------------------------------------------------------------------------------

   (2)    Form, schedule or registration statement no.:


--------------------------------------------------------------------------------

   (3)    Filing party:


--------------------------------------------------------------------------------

  (4)     Date filed:

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                                       -2-

                                 PROXY STATEMENT
                                       OF
                          THE STEEL PARTNERS COMMITTEE
                           IN OPPOSITION TO MANAGEMENT
                            ________________________

                         Special Meeting of Stockholders
                                February 26, 1996
                           ________________________

         This Proxy Statement is being furnished to holders (the "Stockholders") of common stock, no par value (the "Common Stock") of Medical Imaging Centers of America, Inc. ("MICA" or the "Company") in connection with the solicitation of proxies by the STEEL PARTNERS COMMITTEE (the "Steel Partners Committee") for use at a Special Meeting of Stockholders scheduled for February 26, 1996 at The Embassy Suites, 4550 La Jolla Village Drive, San Diego, California 92122 at 10:00 a.m. (Pacific Standard Time) or any adjournments or postponements thereof (the "Special Meeting").

         The Steel Partners Committee is soliciting proxies for the removal the current Board and the election of the Committee's nominees to the Board of Directors to fill the vacancies resulting from the removal.

         The matters to be voted on at the Special Meeting will be (i) the removal of all incumbent Directors, without cause; (ii) the election of new Directors of the Company to serve the remaining terms of the present Directors; and (iii) such other business as may properly come before the Special Meeting. The Steel Partners Committee urges you to sign, date and return the enclosed

BLUE Proxy Card (the "BLUE Proxy"). Unless otherwise indicated by you, the BLUE Proxy authorizes the persons named therein to vote, and such persons will vote, properly executed and duly returned proxies FOR the removal of the current Board and the election of the Steel Partners Committee's nominees for director. The Steel Partners Committee is not presently aware of any other matters to be brought before the Special Meeting. However, should other matters be brought before the Special Meeting, the persons named in the proxies will vote in accordance with what they consider to be the best interests of the Stockholders and the Company.

         YOU MAY VOTE FOR REMOVAL OF ALL DIRECTORS AND THE STEEL PARTNERS COMMITTEE'S NOMINEES BY SIGNING THE ENCLOSED BLUE PROXY, MARKING, DATING, AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU HAVE ALREADY SUBMITTED A PROXY TO THE BOARD OF DIRECTORS OF THE COMPANY, YOU MAY CHANGE YOUR VOTE BY SIGNING, MARKING, DATING AND RETURNING THE ENCLOSED BLUE PROXY, WHICH MUST BE DATED AFTER THE PROXY YOU SUBMITTED TO THE BOARD OF DIRECTORS.

          The Proxy Statement is first being given or sent to Stockholders on or about January 23, 1996. Any Stockholder who executes and delivers a proxy for use at the Special Meeting has the right to revoke it at any time before it is exercised by filing with the Steel Partners Committee at c/o Warren Lichtenstein, 750 Lexington Avenue, 27th Floor, New York, New York 10022, or with the Secretary of the Company at its principal offices, an instrument revoking it or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting. The principal executive offices of the Company are located at 9444 Farnham Street, Suite 100, San Diego, California 92123, and its phone number is (619) 560-0110.

          Only Stockholders of record at the close of business on January 17, 1996 (the "Record Date") are entitled to vote at the Special Meeting. The Steel Partners Committee believes that as of the close of business on the Record Date, there were 2,478,644 shares of Common Stock of the Company issued and outstanding and entitled to vote. Holders of Common Stock have one vote for each share with respect to all matters to be considered at the Meeting, and may have cumulative voting rights with respect to the election of directors. No shareholder may cumulate votes unless a shareholder has announced at the Meeting his intention to do so, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by him, or to distribute his votes on the same principle among two or more nominees, as he sees fit. In the event cumulative voting is in effect at the Meeting, the Steel Partners Committee is soliciting discretionary authority to cumulate votes. In the event additional persons are nominated for the position of director, the proxyholders may cumulate and cast their votes, at their discretion, among all or less than all of the nominees in such proportions as they see fit. Where no vote is specified or where a vote for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxyholders in order to elect the maximum number of nominees under the then prevailing circumstances. If you withhold your vote for a nominee, all of your cumulative votes will be distributed to the remaining nominees. The five nominees for director receiving the highest number of votes at the Meeting will be elected. The Steel Partners Committee plans to make an announcement at the Special Meeting of its intent to cumulate votes regardless of whether additional directors are nominated.

                                    IMPORTANT

          Carefully review the Proxy Statement and the enclosed materials. YOUR PROXY IS IMPORTANT. IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING IN PERSON YOUR PROXY IS THE ONLY MEANS AVAILABLE FOR YOU TO VOTE. No matter how many or how few shares you own, please vote FOR the Steel Partners Committee's nominees for director by so indicating and by signing, marking, dating and mailing the enclosed BLUE Proxy promptly.

          If you own shares of the Company but your stock certificate is held for you by a brokerage firm, bank or other institution, it is very likely that the stock certificate is actually in the name of such brokerage firm, bank or other institution. If so, only it can execute a BLUE Proxy and vote your shares of Common Stock. The brokerage firm, bank, or other institution holding the shares for you is required to forward proxy materials to you and solicit your instructions with respect to the granting of proxies; it cannot vote your shares unless it receives your specific instructions.

          If you have any questions about giving your proxy or require assistance in voting your shares, please call:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                               New York, NY 10010
                            (212) 929-5500 (Collect)
                                       or
                          CALL TOLL FREE (800) 322-2885

                   THE STEEL PARTNERS COMMITTEE AND ITS SLATE


          The Steel Partners Committee is composed of Steel Partners II, L.P. and Steel Partners Services, Ltd., which are described below under "Other Participants, Certain Agreements and Related Additional Information." Warren Lichtenstein, Lawrence Butler, Jack L. Howard, David C. Flaugh and Steven Wolosky constitute its slate (the "Slate") for election to the Company's Board of Directors at the Special Meeting. Biographical data on the Slate is set forth below.

          Warren G. Lichtenstein (30) is one of the Committee's nominees for director. Mr. Lichtenstein has been Chairman and a director of WGL Capital Corp., a co-general partner of Steel Partners, L.P., a Delaware limited partnership (a private investment partnership), since 1990. Mr. Lichtenstein has been Chairman of the Board, Secretary and a Managing Member of Steel Partners, L.L.C. ("Partners"), the general partner of Steel Partners II, L.P. ("Steel") since January 1, 1996. Prior to such time, Mr. Lichtenstein was the Chairman and a director of Steel Partners, Ltd. ("Former General Partner"), the general partner of Steel Partners Associates, L.P. ("Associates"), which was the general partner of Steel since 1993 and prior to January 1, 1996. Mr. Lichtenstein is also Chairman of the Board, Secretary and a Director of Steel Partners Services, Ltd. ("Steel Services"). For information regarding Steel, Partners and Steel Services, see below under "Other Participants, Certain Agreements and Related Additional Information." Mr. Lichtenstein was the acquisition/risk arbitrage analyst at Ballantrae Partners, L.P., a private investment partnership formed to invest in risk arbitrage, special situations and undervalued companies, from 1988 to 1990. Mr. Lichtenstein is a director of the following publicly held companies: Alpha Technologies Group, Inc., SL Industries, Inc., Gateway Industries, Inc., and Saratoga Beverage Group. As of the Record Date, Mr. Lichtenstein beneficially owned 487,374 shares of the Common Stock of the Company, all of which were owned by either Steel or Steel Services. The business address of Mr. Lichtenstein is 750 Lexington Avenue, 27th Floor, New York, New York 10022. For information regarding Mr. Lichtenstein's purchases and sales of shares of the Common Stock of the Company during the past two years, see Schedule A.

          Lawrence Butler (33) is one of the Committee's nominees for director. Mr. Butler co-founded Steel Partners, L.P. with Warren Lichtenstein in 1990. As the sole shareholder of Camelia Group, Inc., a co-general partner of Steel Partners, L.P., Mr. Butler has been active in the day-to-day management of Steel Partners, L.P. since its inception. Mr. Butler has been President, Treasurer and a Managing Member of Partners, the general partner of Steel, since January 1, 1996. Prior to such time, Mr. Butler was the President and a director of the Former General Partner. He is also President, Treasurer and a Director of Steel Services. Prior to forming Steel Partners, L.P., Mr. Butler worked for Columbia Savings and Loan in Beverly Hills, California in the Principal Transactions Group, which made equity investments in leveraged buyouts and recapitalizations. Subsequent to Mr. Butler's employment at Columbia Savings and Loan, it was taken over by the Resolution Trust Corporation. From 1984-1987, Mr. Butler worked at Bankers Trust Company in New York in the bank's middle market LBO Group which secured debt financing on transactions below $100 million. Mr. Butler is President, Chief Executive Officer and a director of Alpha Technologies Group, Inc., a publicly held company. For information regarding Mr. Butler's affiliations with Steel, Partners and Steel Services, see below under "Other Participants, Certain Agreement and Related Additional Information." As of the Record Date, Mr. Butler beneficially owned 487,374 shares of the Common Stock of the Company, all of which were owned by either Steel or Steel Services. The business address of

Mr. Butler is 750 Lexington Avenue, 27th Floor, New York, New York 10022. For information regarding Mr. Butler's purchases and sales of shares of the Common Stock of the Company during the past two years, see Schedule A.

         Jack L. Howard (34) is one of the Committee's nominees for director. Jack L. Howard has been a limited partner of Associates since 1993, a principal of the Mutual Securities, Inc. (a division of Cowles Sabol & Co.) since 1989 and has been in the securities business since 1984, specializing in locating, researching and accumulating grossly undervalued securities. Mr. Howard is a director of the following publicly held companies: Inventors Insurance Group, Inc. and Gateway Industries, Inc. The business address of Jack L. Howard is 2927 Montecito Avenue, Santa Rosa, California 95404. As of the Record Date, Mr. Howard may be deemed to beneficially own 700 shares of the Common Stock of the Company, all of which were owned by his wife, Kathryn Howard, in trust for their children. For information regarding Mr. Howard's purchases and sales of shares of the Common Stock of the Company during the past two years, see Schedule A.

         David C. Flaugh (48) is one of the Committee's nominees for director. Mr. Flaugh is a consultant in the health care services industry. From January 1993 to September 1995, he served as Chief Operating Officer of National Health Laboratories, Incorporated ("National Health"), which changed its name to Laboratory Corporation of America, Inc. in April 1995 when it merged with Roche Biomedical Laboratories, Inc. ("Roche"). From 1982 through 1991, he served as Chief Financial Officer of National Health and from 1991 to 1992, has served as Vice President-Managing Director. National Health is one of the leading clinical laboratories in the United States and its shares trade on the New York Stock Exchange. In April 1995, National

Health merged with Roche. Mr. Flaugh has approximately 25 years of executive experience in health care services. As of the Record Date, Mr. Flaugh did not beneficially own any shares of the Common Stock of the Company. Mr. Flaugh has not purchased or sold any shares of the Company in the past two years. Mr. Flaugh's principal business address is P.O. Box 525, 16160 El Camino Real, Rancho Santa Fe, California 92067.

         Steven Wolosky (40) is one of the Committee's nominees for director. For more than the past five years, Mr. Wolosky has been a partner of Olshan Grundman Frome & Rosenzweig LLP, counsel to the Steel Partners Committee. Mr. Wolosky is also Assistant Secretary of WHX Corporation or its predecessor, a NYSE listed company and a director of the following publicly held companies:
Restructuring Acquisition Corporation and Uniflex, Inc. As of the Record Date, Mr. Wolosky did not beneficially own any shares of the Common Stock of the Company. Mr. Wolosky has not purchased or sold any shares of the Common Stock of the Company in the past two years. Mr. Wolosky's principal business address is 505 Park Avenue, New York, New York 10022.

         For further information concerning the plans of the Steel Partners Committee and its Slate, see The Plans of the Steel Partners Committee.

         The Steel Partners Committee, together, beneficially owned 487,374 shares of Common Stock as of the Record Date, representing 19.7% of the issued and outstanding shares of Common Stock. All of these shares were owned by either Steel or Steel Services.

         Each of the nominees has consented to serve as a director and, if elected, intends to discharge his duties as director of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. By executing a BLUE Proxy, each Stockholder will revoke any prior proxy and will not be voting his or her shares for the nominees of the Company's management.

                    THE PLANS OF THE STEEL PARTNERS COMMITTEE

          The Steel Partners Committee was formed by Steel and Steel Services, who own together approximately 19.7% of the Company's Common Stock and constitute the Company's largest Stockholder. The Committee was formed in response to current management's refusal to redeem the Stockholders' Rights Agreement adopted October 2, 1991 (the "Poison Pill"), which effectively prevents Steel, and any other shareholder, from acquiring more than 20% of the Company's Common Stock. The Committee was also formed to seek ways to improve shareholder value.

          The current  directors of the Company are Robert S. Muehlberg;  Denise
L. Sunseri; Keith R. Burnett, M.D.; and Robert G. Ricci, D.O. All of the current directors were elected to serve one-year terms at the Company's annual meeting held on August 23, 1995. Ms. Sunseri and Mr. Ricci have been directors since 1995, Mr. Muehlberg has been a director since 1994, and Mr. Burnett has been a director since 1993. E. Keene Wolcott had been a director since 1991, but resigned January 11, 1996. According to the performance graph in the Company's most recent proxy statement, dated July 24, 1995, the sum of $100, if invested in the Company's Common Stock in 1989, would have been worth $6 at year-end 1994. A comparable investment in the Dow Jones Equity Market-Index and Nasdaq Stock Market-US Index would have been worth $153 and $178, respectively.

          In March 1995, Steel filed a Schedule 13D, disclosing that it beneficially held 5.6% of the shares of Common Stock of the Company, and that it intended to ask the Issuer to have one or more of its representatives appointed to the Board of Directors of the Company. In August 1995, Steel representatives, Warren Lichtenstein and Jack Howard, attended the meeting of the Company's Board of Directors following the Company's annual meeting, at which they asked the Board to redeem the Poison Pill to allow Steel, or any other shareholder, to purchase more than 20% of the Company's shares. After patiently waiting for two months for a response, Messrs. Lichtenstein and Howard met with four directors in November 1995 to discuss Steel's concerns regarding the Poison Pill, including the possibility of calling a special meeting of shareholders to vote on the redemption of the Poison Pill. In December 1995, Mr. Lichtenstein engaged in further discussions with the Company's Chief Executive Officer, Robert Muehlberg, concerning the Poison Pill, possible board representation for Steel and the Company's request that Steel and Steel Services refrain from engaging in activity that the current management deemed "detrimental" for a period of time. No agreement was reached on any of these issues. Steel has indicated that it would refrain from a proxy contest if the Poison Pill were redeemed and it received two seats on the Board.

          By letter dated December 28, 1995, Steel demanded that the Company hold a special meeting of its shareholders pursuant to Article II Section 3 of the Company's by-laws. Steel's demand, which was delivered on December 29, 1995, read:


                         At the request of Participant, on behalf of Steel, Cede
               & Co., as holder of record of the Shares, hereby demands pursuant to Article II, Section 3 of the By-Laws of the Company that a Special Meeting of shareholders be called and noticed so as to be held on February 26, 1996 at 10:00 a.m. for the following purposes:

                         1. To remove all present directors without cause; and

                         2. To elect  directors  for the balance of the terms of
               the present directors and until their successors are elected and qualified; and

                         3. To transact  such other  business as may be properly
               presented to the meeting or any adjournment or adjournments thereof.

                         Please  take  notice  that  Steel  intends  to seek the
               election of the  following  persons as  directors  at the Special
               Meeting: Warren Lichtenstein; Lawrence Butler; Jack Howard; David Flaugh and Steven Wolosky.

          The Special Meeting was called in response to Steel's demand.

         On January 10, 1996, the Company commenced litigation in the United States District Court for the Southern District of California against Steel and certain of its affiliates (the "Steel Defendants") alleging that the Steel Defendants violated certain federal securities laws and state tort laws in connection with their acquisition of Common Stock and their proxy solicitation. The Company's complaint alleges, among other matters, that the Steel Defendants violated Section 13(d) of the Securities Exchange Act of 1934 by, among other things, filing false and misleading Schedules 13D that failed to disclose the Steel Defendants' true ownership of Common Stock and their true intent to attempt to take control of the Company. The complaint seeks, among other things, to have the Court preliminarily and permanently enjoin the Steel Defendants' proxy solicitation and their acquisition and voting of shares of Common Stock, and damages for the Steel Defendants' tortious interference with the Company's economic relations. The Company also sought an order granting expedited discovery. On January 18, 1996, the court denied the Company's application for expedited discovery and granted the Steel Defendants' application for a stay of discovery pending a determination of the Steel Defendants' motion to dismiss. The court has set a hearing date of February 20, 1996 on the Steel Defendants' motion to dismiss.

The Steel Defendants intend to vigorously defend themselves against the claims brought by the Company.

          On January 11, 1996, E. Keene Wolcott resigned as a director of the Company. In his letter of resignation to the Company, filed by the Company on Form 8-K, he wrote that he was "most distressed by the actions of the management of MIKA in regard to the filing of the suit in the U.S. District Court versus Steel Partners Associates, Steel Partners II and certain individuals as announced yesterday." He further wrote that he believes that "anti-take-over strategies (poison pills) are contrary to democratic capitalism and are not in the best interest of the stockholders."

          The Committee's nominees, if elected to office, intend to redeem the Poison Pill in order to permit Steel and Steel Services, or any other person, to buy more than 20% of the Company's Common Stock, if they chose to do so. The Committee's nominees, if elected, also intend to explore alternatives to enhance shareholder value, including but not limited to (i) growing the Company through acquisitions; (ii) adopting a stock repurchasing program; (iii) refinancing existing debt on terms more favorable to the Company; and (iv) the possible sale of the Company by merger, tender offer or otherwise. No specific plans have been determined and the Committee has not received any proposals or expressions of interest from any third parties. No assurance can be given that the Committee's nominees, if elected, will prove successful or that Steel or Steel Services will purchase additional shares. The Committee's nominees have no plans to make any changes in current management, including Mr. Muehlberg. However, if Proposals 1 and 2 are approved, Mr. Muehlberg will no longer be a director.

          The Committee is not aware of any employment agreement or material agreement to which the Company is a party, the termination or terms of which would be adversely affected by the election of the Slate or the implementation of the plans of the Committee except as described below. The Steel Partners Committee believes, based on information contained in a Preliminary Proxy
Statement filed by the Company, that the approval of Proposals 1 and 2 will trigger provisions in employment contracts between the Company and each of Mr. Muehlberg and Ms. Sunseri, which would allow each of them to terminate their service to the Company and receive compensation equivalent to one year's salary and employee benefits, estimated to be approximately $170,000 and $145,000, respectively.

          OTHER PARTICIPANTS, CERTAIN AGREEMENTS AND RELATED ADDITIONAL

                                  INFORMATION

          The costs of the Committee will be borne by Steel and Steel Services.


          The general partner of Steel is Steel Partners, L.L.C. ("Partners"), a Delaware limited liability company. The principal business of Steel is investing in the securities of micro-cap companies (companies with market capitalizations of $100,000,000 or less, which includes the Company). The principal business address of Steel and Partners is 750 Lexington Avenue, 27th Floor, New York, New York 10022. The executive officers and managing members of Partners are as follows: Warren G. Lichtenstein is Chairman, Secretary and a Managing Member; and Lawrence Butler is President, Treasurer and a Managing Member. As of the Record Date, Steel was the owner of 395,704 shares of the Common Stock of the Company. Partners did not beneficially own any shares of the Common Stock of the Company on the Record Date, except by virtue of its role in Steel. For information regarding Steel's purchases and sales of shares of the Common Stock of the Company during the past two years, see Schedule A.

          Steel Services is a New York corporation. The principal business of Steel Services is providing management and advisory services. As of the Record Date, Steel was the owner of 91,670 shares of the Common Stock of the Company. The principal business address of Steel Services is 750 Lexington Avenue, 27th Floor, New York, New York 10022. The executive officers and directors of Steel Services are as follows: Warren G. Lichtenstein is Chairman of the Board, Secretary and a Director; and Lawrence Butler is President, Treasurer and a Director.

          The Board of Directors of the Company has a single class of directors. At each annual meeting of Stockholders, the directors are elected to a one-year term. The current board was elected on or about August 23, 1995. The slate of nominees proposed by the Steel Partners Committee, if elected, would serve as directors for terms expiring in or about August 1996 or until the due election and qualification of their successors. The Steel Partners Committee has no reason to believe any of its nominees will be disqualified or unable or unwilling to serve if elected. However, in the event that any member of the Slate should become unavailable for any reason, or should it become necessary or appropriate for the Steel Partners Committee to nominate additional persons, the Steel Partners Committee will seek to vote, to the extent permitted by law, the proxies for such other persons as it nominates. Steel has agreed to indemnify Messrs. Flaugh, Wolosky and Howard, members of the Slate, and to reimburse them for their reasonable out-of-pocket expenses for their efforts in connection with the solicitation.

          Except as described herein and in the Schedules hereto, no member of the Steel Partners Committee, the slate of nominees or any of their associates,
(i) has engaged in or has a direct or
indirect interest in any transaction or series of transactions since the beginning of the Company's last fiscal year or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $60,000, (ii) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof,
(iii) is the record owner of any securities of the Company of which it may not be deemed to be the beneficial owner, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, (v) has any arrangements or understandings with any nominee pursuant to which such nominee was selected as a nominee and there exist no such agreements or understandings between any nominee and any other person, or (vi) has any agreement or understanding with respect to future employment by the Company or any arrangement or understanding with respect to any future transactions to which the Company will or may be a party.

          See Appendix B for information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of the Common Stock by the management of the Company.

                     VOTE REQUIRED FOR REMOVAL OF DIRECTORS

          An affirmative vote of a majority of the issued and outstanding shares of the Company will be required for approval of Proposal 1, the removal of the entire Board without cause. It is not possible to vote to remove less than the entire Board. If a stockholder wishes to retain one or more members of the present Board and remove others such stockholders can vote in favor of Proposal 1 and also cast votes in favor of such person or persons pursuant to the requirements of Proposal 2, the election of new directors. There can be no assurance that any such members will be re-elected to the Board. Abstentions will have the effect of a vote against Proposal 1, but will not have an effect on the election of the directors. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will be considered as present for quorum purposes on all matters. Broker non-votes will have the effect of a vote against Proposal 1 and no effect on any other matter to be brought before the meeting, including the election of directors. See discussion regarding cumulative voting for the election of directors which begins on page 3.

                              SOLICITATION EXPENSES

          Proxies may be solicited by members of the Committee and by its Slate by mail, telephone, telegraph and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record. The Steel Partners Committee will reimburse such institutions for their reasonable out-of-pocket expenses.

          The entire expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, accountants, public relations, transportation and litigation) will be borne by the Steel Partners Committee, with funds provided by Steel.

          The Steel Partners Committee has retained MacKenzie Partners, Inc. ("MacKenzie Partners") to assist in the solicitation in proxies and proxies to execute written consents and for related services. The Steel Partners Committee has agreed to pay MacKenzie Partners a fee estimated at $25,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. Approximately 35 persons will be used by MacKenzie Partners in its solicitation efforts.

         The Steel Partners Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $100,000. Total cash expenditures to date relating to this solicitation have been approximately $5,000. In addition to the use of the mails, proxies may be solicited by The Steel Partners Committee and MacKenzie Partners, Inc. by telephone, telegram and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. The Steel Partners Committee presently intends to seek reimbursement from the Company for its reasonable expenses in connection with this solicitation and does not expect to submit such matter to a vote of security-holders, unless required by law.

                                   APPENDIX A

                         Transactions in the Securities
                    of the Company Within the Past Two Years

         The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by Steel, Steel Services, Warren Lichtenstein, Lawrence Butler and Jack L. Howard during the past two years. Messrs. Lichtenstein and Butler may be deemed beneficial owners of Steel and Steel Services and have not engaged in any purchases or sales in any other capacity. Each of the transactions was effected on the open market, except where otherwise noted. Transactions on or before October 16, 1995 do not give effect to the 5 for 1 reverse stock split implemented by the Company on that date.

STEEL PARTNERS II, L.P.


Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
----------------------                    ---------                  ---------

            15,000                         $.70750                    01/25/95

            26,500                          .70750                    02/01/95

            23,500                          .70750                    02/03/95

            10,000                          .72870                    02/07/95

            10,000                          .72875                    02/09/95

             7,119                          .83250                    02/14/95

            25,000                          .89500                    02/16/95

            45,000                          .89500                    02/17/95

            20,500                          .89500                    02/22/95

           347,900                          .82250                    02/22/95

            10,000                          .89500                    02/23/95

            10,000                          .90500                    02/28/95

             7,000                          .94000                    03/03/95

Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
-----------------------                   ---------                  ---------

            15,000                           .92120                   03/09/95

             2,500                           .86370                   03/10/95

            16,000                           .89500                   03/10/95

            54,000                           .92620                   03/10/95

             7,500                           .92620                   03/15/95

            25,000                           .95750                   03/17/95

            45,750                           .95250                   03/20/95

            12,500                           .95750                   03/20/95

            18,000                           .97250                   03/24/95

            10,000                           .95750                   03/24/95

            38,100                           .95750                   03/29/95

             2,000                           .96000                   03/29/95

            10,000                           .95750                   04/05/95

            10,000                          1.02000                   04/13/95

             5,000                          1.02000                   04/17/95

            35,000                          1.02000                   04/18/95

            36,500                          1.02000                   04/24/95

            12,000                          1.02000                   04/25/95

            10,000                           .98870                   04/26/95

            37,500                          1.02000                   04/26/95

             5,000                           .95750                   04/27/95

             5,000                           .89500                   04/28/95

             9,300                           .92000                   04/28/95

             2,500                           .98870                   04/28/95

             7,500                           .89500                   05/02/95

            10,000                           .95100                   05/02/95

           100,000                           .88000                   05/02/95

             7,800                           .93000                   05/04/95

            10,000                           .98870                   05/05/95

            30,000                          1.02000                   05/08/95

            15,000                          1.05000                   05/09/95

            66,000                          1.05521                   05/11/95

Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
-----------------------                   ---------                  ---------

              8,950                       1.05000                    05/16/95

              3,400                       1.03000                    05/16/95

             15,000                       1.07000                    05/17/95

              5,000                       1.40000                    05/31/95

              8,000                       1.39500                    05/31/95

            170,000                       1.39500                    06/02/95

              1,000                       1.41000                    06/05/95

              9,500                       1.40500                    06/06/95

             20,000                       1.39500                    06/06/95

              5,000                       1.39500                    06/07/95

              5,000                       1.39500                    06/08/95

             50,000                       1.39500                    06/12/95

              7,500                       1.42620                    06/13/95

             60,000                       1.36370                    06/14/95

              5,000                       1.33250                    06/15/95

              2,500                       1.49000                    06/21/95

              5,000                       1.48870                    06/21/95

              2,000                       1.50000                    06/22/95

              7,000                       1.52000                    06/22/95

              5,000                       1.55120                    06/23/95

             15,000                       1.55120                    07/12/95

             25,000                       1.55120                    07/13/95

             15,000                       1.54000                    07/14/95

              5,000                       1.55120                    07/18/95

              5,000                       1.48870                    07/19/95

              2,500                       1.55120                    07/20/95

             12,500                       1.54000                    07/20/95

              3,000                       1.48870                    07/27/95

              6,250                       1.54000                    07/28/95

             25,000                       1.52000                    07/28/95

             18,000                       1.52000                    07/31/95

             37,500                       1.54620                    08/02/95

Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
-----------------------                   ---------                  ---------

             5,000                        1.58250                    08/03/95

             1,250                        1.64500                    08/04/95

             3,850                        1.66000                    08/04/95

             5,000                        1.64500                    08/08/95

            12,250                        1.67620                    08/08/95

             4,000                        1.67620                    08/09/95

             1,250                        1.64500                    08/10/95

             5,000                        1.67620                    08/11/95

            20,000                        1.66000                    08/11/95

             3,500                        1.64500                    08/14/95

             5,000                        1.70750                    08/14/95

             5,000                        1.70750                    08/16/95

             5,000                        1.70750                    08/17/95

             5,000                        1.73870                    08/17/95

            15,000                        1.74000                    08/18/95

            10,000                        1.73870                    08/21/95

             4,000                        1.73870                    08/22/95

            32,500                        1.70750                    08/25/95

            17,500                        1.69000                    08/30/95

             6,853                        1.77000                    08/31/95

            10,000                        1.64500                    09/12/95

             9,000                        1.70750                    09/15/95


STEEL PARTNERS SERVICES, LTD.


Shares of Common                          Price Per                  Date of
 Stock Purchased (Sold)                     Share                    Purchase
-----------------------                   ---------                  ---------

             3,000                       $1.39500                    06/19/95

            18,500                        1.40500                    06/19/95

            24,000                        1.45750                    06/19/95

             2,500                        1.49000                    06/21/95

             5,000                        1.48870                    06/21/95

             2,000                        1.50000                    06/22/95

Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
-----------------------                   ---------                  ---------

             7,000                        1.52000                    06/22/95

             5,000                        1.55120                    06/23/95

             2,500                        1.58250                    06/29/95

            25,000                        1.55120                    07/06/95

             5,000                        1.58250                    07/11/95

            15,000                        1.55120                    07/12/95

            25,000                        1.55120                    07/13/95

            15,000                        1.54000                    07/14/95

             5,000                        1.55120                    07/18/95

             5,000                        1.48870                    07/19/95

             2,500                        1.55120                    07/20/95

            12,500                        1.54000                    07/20/95

             5,000                        1.52000                    07/25/95

             3,000                        1.48870                    07/27/95

             6,250                        1.54000                    07/28/95

            25,000                        1.52000                    07/28/95

            18,000                        1.52000                    07/31/95

            37,500                        1.54620                    08/02/95

             4,000                        1.58250                    08/03/95

             1,250                        1.64500                    08/04/95

             3,850                        1.66000                    08/04/95

             5,000                        1.64500                    08/08/95

            12,250                        1.67620                    08/08/95

             4,000                        1.67620                    08/09/95

             1,250                        1.64500                    08/10/95

             5,000                        1.67620                    08/11/95

            20,000                        1.66000                    08/11/95

             3,500                        1.64500                    08/14/95

             5,000                        1.70750                    08/14/95

             5,000                        1.70750                    08/16/95

             5,000                        1.70750                    08/17/95

             5,000                        1.73870                    08/17/95

Shares of Common                          Price Per                   Date of
 Stock Purchased (Sold)                     Share                    Purchase
----------------------                    ---------                  ---------

            15,000                        1.74000                    08/18/95

            10,000                        1.73870                    08/21/95

             4,000                        1.73870                    08/22/95

            32,500                        1.70750                    08/25/95

            17,500                        1.69000                    08/30/95

             6,000                        1.77000                    08/31/95

            10,000                        1.64500                    09/12/95

             9,000                        1.70750                    09/15/95



JACK L. HOWARD*

Shares of Common                          Price Per
 Stock Purchased (Sold)                     Share                      Date
-----------------------                   ---------                    ----

               700                        8.00                       11/21/95





--------
* All shares are held by Mr. Howard's wife, Kathryn E. Howard, as custodian for their children. Mr. Howard disclaims beneficial ownership of these shares.

                                   APPENDIX B

                 Security Ownership of Certain Beneficial Owners

         The following table sets forth as of December 31, 1995, to the knowledge of the Steel Partners Committee based on a review of publicly available information, each person reported to own beneficially more than 5% of the Company's outstanding Common Stock.


                                          Amount and Nature
                                            of Beneficial
         Name and Address                  Ownership of the            Percent
               of                         Company's Common               of
         Beneficial Owner                      Stock(1)                Class(2)
         ----------------                 -----------------            --------
General Electric Company
  20825 Swenson, Suite 100
  Waukesha, WI 53186                        160,000                      6.1%

Metropolitan Life Insurance Co.
  One Madison Avenue
  New York, NY 10010                        372,727(3)                  13.1%

Steel Partners II, L.P.
  750 Lexington Avenue, 27th Fl.
  New York, NY 10022                        395,704                     16.0%

The Steel Partners Committee
  750 Lexington Avenue, 27th Fl.
  New York, NY 10022                        487,374(4)                  19.7%


---------------

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after December 31, 1995.
(2) Percentage of ownership is based on 2,478,644 outstanding shares of Common Stock.
(3) Metropolitan Life Insurance Company holds $5,590,900 million in principal amount of the Company's Convertible Debentures due April 1999. Such Debentures bear interest at the rate of 6% per annum and are convertible at any time into one share of Common Stock for each $15.00 of principal amount of Debenture. The amount and percentage of Common Stock in the table represents beneficial ownership as if the Debentures had been converted to Common Stock.
(4)      This figure includes shares owned by Steel and Steel Services.

                                    IMPORTANT

         1. If your shares are kept at your brokerage firm or bank, and they are registered in your brokerage firm's or your bank's name, please send back only the Steel Partners Committee enclosed BLUE Card in the special envelope provided.

         2. If your shares are registered in your own names, please sign, date and return the enclosed BLUE Card to MacKenzie Partners.

         3. Time is critically short. If you have previously signed and returned a proxy card to the Company, for whatever reason, you have every legal right to change your mind. Only your latest dated card will count. You may revoke any earlier card returned to the Company by signing, marking, dating and returning the enclosed BLUE Card provided by the Steel Partners Committee.

         4. After signing the enclosed BLUE Card, do not sign any further cards sent to you by the Company.

         5. If Medical Imaging Centers of America, Inc. shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a BLUE Card to be signed representing your Medical Imaging Centers of America, Inc. shares.

         If you have any questions about giving your proxy or require assistance in voting your Medical Imaging Centers of America, Inc. shares, please call:


                            MACKENZIE PARTNERS, INC.

                                156 Fifth Avenue
                               New York, NY 10010
                            (212) 929-5500 (Collect)
                                       or
                          CALL TOLL FREE (800) 322-2885

                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                    This Proxy is Solicited on Behalf of the
                            Steel Partners Committee


         The undersigned hereby revokes all prior proxies given by the undersigned and appoints Warren G. Lichtenstein, Lawrence Butler and Daniel Burch, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and to vote, as designated below, at the Special Meeting of Stockholders to be held on February __, 1996, or any adjournment thereof, all the shares of Common Stock of Medical Imaging Centers of America, Inc., which the undersigned is entitled to vote thereat.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE "FOR" PROPOSALS 1 AND 2. WITH RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL 2), WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE CUMULATIVE VOTES REPRESENTED BY A PROXY WILL BE CAST AT THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT THE MAXIMUM NUMBER OF NOMINEES UNDER THE THEN PREVAILING CIRCUMSTANCES. IF YOU WITHHOLD YOUR VOTE FOR A NOMINEE, ALL OF YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED TO THE REMAINING NOMINEE(S).

1.       REMOVAL OF DIRECTORS:

         [  ]     FOR removal of           [  ]   AGAINST removal of
                  all present directors           all present directors
                  without cause                   without cause

2.       ELECTION OF DIRECTORS:

         [  ]     FOR all nominees         [  ]   WITHHOLD AUTHORITY to vote
                  listed below                    for all nominees listed below

                  Warren G. Lichtenstein, Lawrence Butler, Jack Howard, David C. Flaugh and Steven Wolosky

(INSTRUCTION:              To  withhold  authority  to vote  for any  individual
                           nominee, mark "[ ] FOR all nominees listed below" and strike a line through that nominee's name in the list above.)


            A VOTE FOR PROPOSALS NO. 1 AND 2 IS STRONGLY RECOMMENDED

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY BE PROPERLY PRESENTED TO THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                    Dated:________________________, 1996
                                     [IMPORTANT - PLEASE FILL IN DATE]

                                    ------------------------------------
                                    Signature

                                    ------------------------------------
                                    Title

                                    ------------------------------------
                                    Signature if held jointly

                                    Please sign exactly as name appears  hereon.
                                    When shares are held by joint tenants,  both
                                    should  sign.   When  signing  as  attorney,
                                    executor,    administrator,    trustee    or
                                    guardian, please give full title as such. If
                                    a corporation, please sign in full corporate
                                    name  by  President   or  other   authorized
                                    officer.  If a  partnership,  please sign in
                                    partnership name by authorized person.  This
                                    proxy   votes   all   shares   held  in  all
                                    capacities by the signatory.

PLEASE MARK, SIGN, DATE AND MAIL YOUR BLUE PROXY.

                                       -2-